EXHIBIT 10.1

                               OPERATING AGREEMENT
                                       OF
                                  FIND.COM, LLC
                     (a Delaware limited liability company)


      OPERATING AGREEMENT (the "Agreement") entered into as of September 29, 2004, by and among FIND/SVP, INC., a New York corporation, with its principal place of business at 625 Avenue of the Americas, New York, N.Y. 10011 ("FIND/SVP"); EMPIRE MEDIA, LLC, a Delaware limited liability company, with its principal place of business at 62 White Street, Suite 3 East, New York, New York 10013 ("Empire"), and TRIPLEHOP TECHNOLOGIES, INC., a Delaware corporation ("TripleHop"), with its principal place of business at 45 West 25th Street, New York, N.Y. 10010 (FIND/SVP, Empire and TripleHop are hereinafter referred to individually as a "Member" and collectively as "Members"); and FIND.COM, LLC, a Delaware limited liability company (the "Company").

      The Members have agreed to organize and operate the Company as a limited liability company pursuant to the Delaware Limited Liability Company Act, upon the terms and conditions set forth in this Agreement.


                             ARTICLE I - DEFINITIONS

      As used herein, the following capitalized terms shall have the meanings specified in this Article I:

      "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

      "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person,
(ii) any  officer,  director,  shareholder,  member,  or partner of such Person,
(iii) any Person who is an officer, director, shareholder, member, partner, trustee, or employee of any Person described in clauses (i) and (ii) of this sentence, or (iv) any child, grandchild (whether through marriage, adoption, or otherwise), parent, brother, sister, or spouse of a Person. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Bankruptcy" means, with respect to any Person, a Voluntary Bankruptcy or an Involuntary Bankruptcy.

      "Budget" has the meaning set forth in Section 5.4 (Officers) hereof.


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      "Capital  Account" shall have the meaning set forth in Article III of this
Agreement.

      "Capital Contribution" means, with respect to any Member, the amount of cash and the fair market value of property other than cash (less any indebtedness assumed by the Company in connection with such Capital Contribution, or to which such contributed property is subject) contributed to the Company by such Member (or, in the case of an Assignee ), by any prior holder of the Percentage Interest held by such Assignee and designated as such, from time to time. "Capital Contribution" includes any and all "Additional Capital Contributions".

      "Cause" means a Member's or Manager's (i) breach of any material provision of the Operating Agreement, and such breach has not been cured, if curable, within twenty (20) days (or such lesser or greater period as specified herein with respect to a particular obligation) after receipt of written notice thereof; (ii) gross negligence, willful misconduct in connection with the performance of any obligations hereunder, or the willful refusal to perform any of the material obligations required hereunder; (iii) misappropriation for its own use of assets or business opportunities of the Company; (iv) embezzlement of the Company's funds or property, or any act of fraud on the part of such Member against the Company; or (v) conviction of, or plea of no contest to, a felony or misdemeanor or other crime.

      "Change of Control" means, as to each Member (i) any "person" or "group" (as defined in Section 13(d) and 14(d) of the U.S. Securities and Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of a Member representing fifty (50%) percent or more of the combined voting power of such Member's then outstanding Percentage Interest, (ii) there shall cease to be a majority of the Board of Directors, Board of Managers or other governing body of a Member comprised of individuals who on the date hereof are directors as well as any new director(s) whose election by such Member's Board of Directors or nomination for election by such Member's stockholders was approved by a vote of at least sixty (60%) percent of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved, (iii) as the result of a tender offer, exchange offer, merger, consolidation sale of assets or contested election or any combination of the foregoing transactions the persons who were directors of a Member immediately before any such transaction shall cease to constitute a majority of the Board of Directors, Board of Managers, or other governing body of such Member or of any parent of or successor to such Member,
(iv) the shareholders of a Member approve a merger or consolidation of such Member with any other corporation, other than a merger or consolidation which would result in the voting securities of such Member outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty (60%) of the combined voting power of the voting securities of such Member or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of such Member approve a plan of complete liquidation of such Member or an agreement for the sale or disposition by such Member of all or substantially all of such Member's assets, or (v) a Member enters into an agreement, the consummation of which would result in the occurrence of any of the foregoing.


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      "Code"  means the Internal  Revenue Code of 1986,  as amended from time to time (or any corresponding provisions of succeeding law).

      "Code Regulations", "Code Regs." or "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended form time to time (including corresponding provisions in succeeding regulations).

      "Company" means FIND.COM, LLC, a Delaware limited liability company.

      "Company Products" means the products and services to be offered by the Company for sale or for license (as licensor or sublicensor).

      "Confidential Information" shall mean with respect to the Company or a party hereto (i) trade secrets, designs, formulae, drawings, diagrams and client data, including information in the FIND/SVP Alliance database, software, algorithms, techniques, (ii) customers and contacts, marketing strategies, names of vendors and suppliers, cost and pricing information and methods, lists or other written records used in business, operation techniques, (iv) all tangible material that embodies the Confidential Information including electronic media, and (vi) any other confidential information or trade secrets relating to the business or affairs of either party hereto which the other party may acquire or develop in connection with or as a result of the performance of this Agreement or the transactions contemplated herein. Notwithstanding the foregoing, Confidential Information shall not include any information to the extent it (i) is or becomes a part of the public domain through no act or omission on the part of the receiving party; (ii) is in the receiving party's possession, without actual or constructive knowledge of an obligation of confidentiality with respect thereto, at or prior to the effective time of this Agreement; (iii) is disclosed to the receiving party by a third party having no obligation of confidentiality with respect thereto; (iv) is independently developed by the receiving party without reference to or use of any confidential Information; or
(v) is released from confidential treatment by written consent of the disclosing party.

      "EBITDA"  means  earnings  before   interest,   taxes,   depreciation  and
amortization, as determined in accordance with federal income tax principles under the Code.

      "Empire License" means the license between Empire as licensor and the Company as licensee as more fully described in Section 3.1 hereof.

      "Fair Market Value" has the meaning set forth in Section 9.4.

      "FIND/SVP License" means the license between FIND/SVP as licensor and the Company as licensee as more fully described in Section 3.1 hereof.

      "GAAP" means generally accepted accounting principles, applied on a consistent basis, as used in the United States.


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      "GAAP  Profit" or "GAAP Loss"  means,  for each period  taken into account under Article IV, an amount equal to the Company's income or loss for such period, as determined and adjusted in accordance with GAAP by the Company's Accountants.

      "Initial Capital Contribution" means, as to any Member, the amount of cash and property identified in Section 3.1 as being contributed to the Company by such Member.

      "Interest" means Percentage Interest.

      "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency or similar statute, law, or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety
(90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days.

      "Loss" means Taxable Loss or GAAP Loss as the context may require.

      "Member" means any Person who (i) becomes a Member pursuant to the terms of this Agreement, and (ii) holds Percentage Interests.

      "Net Available Cash" means for each fiscal year or other period an amount equal to the total cash revenues and receipts of the Company from any source (including financings and refinancings) for such period and other funds of the Company which, in the determination of the Board of Managers are not needed for the conduct of the Company's business, less the sum of (i) cash payments made by the Company during such period in connection with the conduct of the Company's business (including payments of principal and interest on any Third Party Loans, but excluding distributions to Members) and (ii) the amount of any increase during such period in, or amounts established during such period for, reasonable reserves for anticipated costs, expenses, liabilities and obligations of the Company, working capital needs of the Company or other appropriate Company purposes, as determined by the Board of Managers.

      "Non-voting Member" means a Member who is not entitled to vote, as indicated on EXHIBIT B, Capital Contributions and Percentage Interests. A Member may be both a Non-voting Member and a Voting Member.

      "Non-voting Percentage Interest" means a Percentage Interest of a Member who is not entitled to vote, as indicated on EXHIBIT B.

      "Percentage Interest" or "Interest" means a fractional membership interest in the Company; such term includes Voting Percentage Interests and Non-voting Percentage Interests, unless the context clearly indicates otherwise. A Member may hold both Voting and Non-voting Percentage Interests.


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      "Person" means any individual,  partnership,  limited  liability  company, corporation, trust or other entity.

      "Profit" or " Loss" means Taxable Profit or Taxable Loss, or GAAP Profit or GAAP Loss, as the context may require.

      "Stipulated Percentage Interest" has the meaning set forth in Section 9.5.

      "Stipulated Value" means the value of a Percentage Interest determined in accordance with Section 9.5 hereof.

      "Taxable Profit" or "Taxable Loss" means, for each period taken into account under Article IV, an amount equal to the Company's taxable income or taxable loss for such period, as finally determined and adjusted by the Company's Accountants, in accordance with federal income tax principles under
Section 703 of the Code and the regulations promulgated thereunder.

      "Third Party Loans" means secured or unsecured financings arranged by the Company and obtained from unaffiliated third parties; each such financing to bear interest at the rate offered by the third party lender and to be repayable over such period and upon such terms and conditions as shall have been agreed upon between the third party lender and the Company.

      "Transfer" means, with respect to a Percentage Interest, a sale, assignment, gift, or other disposition, or the pledge, grant of a security interest or lien in, or other encumbrance, whether voluntary or by operation of law, of such Percentage Interest.

      "Voluntary Bankruptcy" means, with respect to any Person, the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for the relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or for any substantial part of its property; or corporate action taken by such Person to authorize any of the actions set forth above.

      "Voting Member" means a Member who is entitled to vote, as indicated on EXHIBIT B, Capital Contributions and Percentage Interests. A Member may be both a Voting Member and a Non-voting Member.

      "Voting Percentage Interest" means a Percentage Interest of a Member who is entitled to vote, as indicated on EXHIBIT B.


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                        ARTICLE II - FORMATION; PURPOSES

      2.1 Certificate of Formation. The Members have heretofore caused the filing of the filing of the Certificate of Formation for the Company, a true copy of which is attached hereto as EXHIBIT A (the "Certificate") pursuant to
Section 18-201 of the Act.

      2.2 Purpose. The Company is formed for the purpose of developing, launching, owning and operating a business-focused Internet search portal utilizing the "find.com" URL, to provide search-initiated access to proprietary content and generic World Wide Web-based search results; the site is intended to be advertising supported in whole or in part, and content shall be free and/or sold on a pay-per-view basis, or on such basis as the Company shall determine from time to time. The Company shall have the power to engage in any activity in which a limited liability company may engage, provided, however, that the Company shall not engage in any business or activity beyond the business and activities expressly enumerated in this Section without the approval of a majority of the Percentage Interests of the Voting Members.

      2.3 Principal Office. The principal office of the Company shall be located at 625 Avenue of the Americas, 2nd Floor, New York, N.Y. 10011, or such other place as may be determined by the Board of Managers.

      2.4 Name. The name of the Company shall be FIND.COM LLC. The Company may do business under that name or any other name selected by the Board of Managers in accordance with applicable law.

      2.5 Partnership Intent. It is the intent of the Members that the Company shall be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes.

      2.6 Term. The Company existence shall commence upon the filing of the Certificate and shall continue for seventy-five (75) years, unless dissolved and liquidated before such time in accordance with the terms hereof.


                  ARTICLE III - CAPITAL CONTRIBUTIONS AND LOANS

      3.1 Initial Capital Contributions. (a) Prior to, or concurrently with, the execution of this Agreement each Member is initially contributing to the capital of the Company the respective sums set forth on EXHIBIT B, by wire transfer in immediately available funds, or via payment of expenses on behalf of the company. Not later than October 31, 2004, FIND/SVP shall enter into the FIND/SVP License with the Company, and Empire shall enter into the Empire License with the Company.

            (b) The "FIND/SVP License" shall be a license agreement between the Company as licensee and FIND/SVP as licensor by which the Company will have the exclusive world-wide, royalty-free, perpetual rights to use the "find.com" URL and related intellectual property, including without limitation content produced by FIND/SVP, provided that the Company's rights shall not conflict with or be exclusive of FIND/SVP's use of such URL, the name and mark, and the related intellection property. The obligation of FIND/SVP to enter into the FIND/SVP License is subject to Empire's simultaneously entering into the Empire License.


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            (c)   The "Empire License" shall be a license  agreement between the
Company as licensee and Empire as licensor by which the Company will have the exclusive world-wide royalty-free, perpetual rights to public Empire produced content. The obligation of Empire to enter into the Empire License is subject to Empire's simultaneously entering into the Empire License.

      3.2 Additional Capital Contributions. (a) Except as contemplated hereby, no Member shall be required to make additional capital contributions. No Member may make an optional capital contribution to the Company without the prior written consent of the other Member. The Percentage Interests of each Member shall be adjusted to reflect any additional capital contribution.

            (b) If the Company needs additional funds to operate the Business , or to avoid a default of any material agreement to which it is a party, or to continue its business, then the Voting Members shall make such additional capital contributions ("Additional Capital Contributions") as shall reasonably be necessary. The aggregate amount of the Additional Capital Contributions at any one time shall be in proportion to the Voting Members' respective Percentage Interests as of such time; provided, however, that if a Voting Member (a "Defaulting Member") declines to make such Additional Capital Contribution, then:

                  (i) the other Members ("Contributing Members") shall first have the right to make the Additional Capital Contributions, in proportion to the respective Percentage Interests among the Contributing Members, or in such other proportions as the Contributing Members may agree;

                  (ii) a Capital Contribution may be made by a new Member, who shall be approved by all the Members, such approval not to be unreasonably withheld;

                  (iii) if the funds provided pursuant to clauses (i) and (ii) are not sufficient, then (A) the non-Defaulting Members shall have the right to purchase all (but not less than all) the Percentage Interests of the Defaulting Member, at the price and on the terms set forth in Section
      9.5 (Stipulated Percentage Interest and Stipulated Value) below, or (B) if the non-Defaulting Members do not make the election under clause (A), the Company shall obtain funds by such other methods as all the Members shall agree.

            (c) If the Company is unable to obtain all the funds required by paragraph (b) above, then, at the election of the non-Defaulting Member (or, if more than one, a majority of such non-Defaulting Members), a "Mutual Termination Event" shall be deemed to have occurred, and the following shall apply:

                  (i) No Member shall thereafter be required to make any Capital Contribution.


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                  (ii)  Each Member  shall  continue to be bound by the Sections
      11.1 (Confidentiality), 11.2 (Non-competition) and 11.3 (Standstill) of the Agreement.

                  (iii) All Members shall retain their respective Percentage Interests in the Company.

                  (iv) If the Mutual Termination Event occurs more than 6 months after the commercial availability of the Company's first product or service, then (1) the Company shall terminate its license (as licensee) of the "find.com" URL, and (2) FIND/SVP shall pay an aggregate of $75,000 to all Members (excluding itself).

      3.3 Interest. No Member shall be entitled to interest on its Capital Contributions.

      3.4 Withdrawal of Capital. No Member shall withdraw any portion of the capital of the Company without a majority vote of the Members.

      3.5 Capital Account. An individual Capital Account shall be established and maintained for each Member.

      3.6 Advances. No Member shall advance funds or make loans to the Company in excess of the amounts required hereunder without the express written consent of the other Member. If any Member shall advance to the Company any funds which are not deemed Capital Contributions, the amount of such advance shall neither increase such Member's Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount of any such advance shall be a debt obligation of the Company to such Member and shall be subject to such terms and conditions acceptable to the Company (pursuant to a vote of the Board of Managers) and the Member making the advance. Any such advance shall be payable and collectible only out of Company assets, and the other Members shall not be personally obligated to repay any part thereof. No person who makes any non-recourse loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.

      3.7 Return of Capital. Except as otherwise provided in this Agreement or unless approved by the Board of Managers, no Member shall have the right to receive any return of Capital Contribution.


                                  ARTICLE IV -
                    PERCENTAGE INTERESTS; CASH DISTRIBUTIONS;
                         ALLOCATIONS OF PROFIT AND LOSS

      4.1   Percentage   Interests.   The  Members  shall  have  the  respective
Percentage Interests in the Company as are set forth on EXHIBIT B attached hereto.


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      4.2   Allocation of Profits and Losses.

            (a) Taxable Losses of the Company for each fiscal year shall be allocated to the Members, pro rata in accordance with their respective Percentage Interests.

            (b) Taxable Profits of the Company for each fiscal year shall be allocated to the Members, pro rata in accordance with their respective Percentage Interests.

      4.3 Repayment of Loans and Advances. Unless otherwise determined by the affirmative majority vote of the Members, prior to any distributions of cash or other property to the Members, any and all loans and advances (and accrued interest thereon) made to the Company shall be repaid, first, to Persons other than Members, and second, to the Members and/or their Affiliates.

      4.4   Distribution of Net Available Cash.

            (a) Except as provided in Section 4.3 (Repayment of Loans and Advances), Net Available Cash shall be distributed, at such times and in such amounts as the Board of Managers may determine in their absolute discretion, to the Members pro rata in accordance with each Member's respective Percentage Interest in the Company. All amounts required to be withheld pursuant to the Code or any provisions of state or local law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member pursuant to this Section 4.4.

            (b) Provided there is sufficient Net Available Cash, the Company shall make in respect to each year, cash distributions in an aggregate amount at least equal to the highest marginal federal income tax rate and New York state income tax rate for corporate taxpayers for that year multiplied by the Company's taxable income for that year (as reported on its Federal income tax return).

            (c) Net Available Cash distributed in liquidation or dissolution of the Company shall be distributed to the Members, pro rata in accordance with each Member's positive Capital Account balance, to the extent thereof, after allocation of all Profits and Losses and other appropriate Capital Account adjustments.

            (d) If any Member shall fail to withdraw the whole or any part of its share of the Net Available Cash when the same becomes available to it as aforesaid, it shall not be entitled to receive any interest upon its share of the Net Available Cash left in the Company and such Net Available Cash shall not be treated as an increase in its Percentage Interest in the Company.

            (e) No distribution shall be declared and paid unless, immediately after the distribution is made, the assets of the Company would be in excess of all liabilities of the Company, except liabilities to Members on account of their contributions.


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


      4.5   Special Allocations.


            (a) Qualified Income Offset. In the event any Member, in such capacity, unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4) (regarding depletion deductions), 1.704-1(b)(2)(ii)(d)(5) (regarding certain mandatory allocations under Treasury Regulations regarding family partnerships, the so-called, "varying interest rules", or certain in-kind distributions), or 1-704-1(b)(2)(ii)(d)(6) (regarding certain distributions, to the extent they exceed certain expected offsetting increases in a Member's Capital Account), items of Company income and gain shall be specially allocated to such Member in an amount and a manner sufficient to eliminate, as quickly as possible, the deficit balances in the Member's Capital Account created by such adjustments, allocations or distributions. Any special allocation of items of income or gain pursuant to this subsection (a) shall be taken into account in computing subsequent allocation of Profits pursuant to this Article IV, so that the net amount of any items so allocated and the Profits, Losses or other items allocated to each Member pursuant to this Article IV shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to this Article VI as if such unexpected adjustments, allocations or distributions had not occurred.

            (b) Section 704(c) Allocations. In accordance with Section 704(c) of the Code and the applicable Treasury Regulations issued thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value. In the event the fair market value of any Company property is adjusted pursuant to this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall, for federal income tax purposes, be made in the same manner as set forth under Section 704(c) of the Code and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the "tax matters partner" (as hereafter defined) in any manner that reasonably reflects the purpose of this Agreement. Allocations made pursuant to this subsection (b) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

            (c) Other Allocations. The Managers and the Members shall make such other special allocations as are required in order to comply with any mandatory provision of the applicable Treasury Regulations or to reflect a Member's economic Interest in the Company determined with reference to such Member's right to receive distributions from the Company and such Member's obligation to pay its expenses and liabilities.

            (d) Acknowledgement. The Members are aware of the income tax consequences of the allocations made by or under this Article IV and hereby agree to be bound by the provisions of this Agreement in reporting their share of Company income and loss for income tax purposes.

      4.6 Taxable Year and Accounting Method. Except as otherwise required by the Code or the Regulations, the Company's taxable year shall be the calendar year ending December 31. The Company shall use the accrual method of accounting for federal income tax purposes.

      4.7 Tax Elections. The Board of Managers shall have the authority to make any election or other determination on behalf of the Company provided for under the Code or any provision of state or local tax law.

      4.8 Tax Matters Partner. The Board of Managers shall designate the Controller of FIND/SVP to be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code. Any Manager who is designated "tax matters partner" shall take any action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6223 of the Code.


                        ARTICLE V - MANAGEMENT OF COMPANY

      5.1 Management by Board of Managers. The management of the Company's business shall be delegated to and vested in a Board of Managers (the "Board of Managers") pursuant to Section 18-402 of the Act. Subject to the other provisions of this Agreement and applicable law, the Board of Managers shall have full, exclusive and complete power and authority to manage, control, administer and operate the business and affairs of the Company for the purposes set forth herein and for any other lawful purpose and to make all decisions affecting such business and affairs.

      5.2   Composition of the Board of Managers; Observer.

            (a) Except as provided in paragraph (b) below, the Board of Managers shall consist of four (4) Managers (each, a "Manager"), unless otherwise provided in Article IX hereof. Except as provided in paragraph (b) below, FIND/SVP and Empire (and no other Members) shall each appoint two (2) Managers. FIND/SVP agrees to vote its Percentage Interest to elect as a Manager the nominees of Empire, and Empire agrees to vote its Percentage Interest to elect as a Manager the nominees of FIND/SVP. The nominees of FIND/SVP shall be senior officers of FIND/SVP, and the nominees of Empire shall be senior officers of Empire. Each Manager shall serve until such time as he or she resigns, retires, dies or is removed. A Manager may be removed without Cause only by the Member who nominated such Manager. A Manager may be removed for Cause on the vote of a majority of the full Board of Managers, provided that at least one designee of each Member votes for such removal. Vacancies on the Board of Managers may be filled only by the Member who designated the Manager who vacated or was removed from the vacant seat on the Board. If a Manager is removed for Cause, the vacancy shall be filled by a person designated by the Member who nominated the removed Manager.

            (b) If at any time hereafter the aggregate of all Capital Contributions of a Member is 100% greater than any other Member, the number of Managers constituting the Board shall be increased by two (2), and such Member shall be entitled to designate such two additional Managers.

            (c) So long as TripleHop is in material compliance with its obligations to the Company (including obligations arising under agreements other than this Operating Agreement), TripleHop shall have the right to designate one person (the "Board Observer" or "Observer"), who shall be a senior executive officer of TripleHop, who shall have the right to attend all meetings of the Board of Managers, receive all notices, reports and other information ("Board Information")which a Manager would receive at the same time that the Managers receive such Board Information, including without limitation all notices of meetings of the Board of Managers, all financial statements and reports, all minutes of the Board and written consents of the Board or similar documents in lieu meetings of the Board.

      5.3 Limitations on Authority. No Member or Manager shall have the right, power or authority to do any of the following acts without the prior approval of at least three (3) Managers:

            (a) the making or commitment by the Company, of any single capital expenditure not included in the Budget in excess of $1,000, or aggregate capital expenditures exceeding the Budget in any year exceeding $5,000;

            (b)   the approval of any legal settlement relating to the Company;

            (c) the approval of any Related Party Transaction (as hereinafter defined) relating to the Company. A "Related Party Transaction" shall mean any transaction with any Member, director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of a Member or any of its subsidiaries, or any corporation, partnership, trust or other entity in which any such Person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, with the exception of transactions which are consummated upon terms that are no less favorable than would be available if such transaction had been effected at arms-length, in the reasonable judgment of the Board of Managers;

            (d) the lease, mortgage, pledge or other hypothecation of any of the assets of the Company;

            (e) the expenditure or use of any Company money or property except upon the account of and for the benefit of the Company or except as otherwise expressly provided in this Agreement;

            (f) the pledge any of the Company's credit or property for other than Company purposes;

            (g) the assignment the Company's property in trust for creditors or on the assignee's promise to pay the debts of the Company except as otherwise provided in this Agreement;

            (h)   confession of a judgment against the Company in any amount;

            (i) entry into any financing or loan arrangements, including any letters of credit;

            (j) changing the principal office of the Company from one location to another; fixing and locating from time to time one or more subsidiary offices of the Company; and designating any place for the holding of any Members' meeting;

            (k) acquisition by purchase, lease, or otherwise, any real or personal property, tangible or intangible;

            (l)   acceptance of any additional capital contributions;

            (m)   employing,   appointing  or  removing  any  Company   employee
      involved in the day to day management of the Company or receiving compensation in excess of $100,000 per year;

            (n) changing any accounting principles used by the Company, or making (whether affirmatively or by non-election) any tax election of the Company;

            (o)   conducting litigation to which the Company is a party;

            (p) approving the transfer of any assets of the Company or interest in such assets, other than in the ordinary course of business;

            (q) except as otherwise specifically provided herein, the dissolution of the Company or causing a petition to be filed on the Company's behalf, or the exercise of any rights of the Company pursuant to the Federal Bankruptcy Code or any successor thereto, other than the Company's rights as a creditor of a party in Bankruptcy;

            (r) the declaration or payment of any Net Available Cash, dividend or other distribution (whether in cash, stock or other property) with respect to the Percentage Interests of the Company;

            (s) the merger or consolidation of the Company with another entity;

            (t)   an amendment to the Certificate or this Agreement;

            (u) approving the acquisition of any business or a business division from any Person, whether by asset purchase, stock purchase, merger or otherwise;

            (v)   the admission of another Member to the Company;

            (w)   the   sale,   exchange   or  other   disposition   of  all  or
      substantially all of the assets of the Company;

            (x)   an amendment to any Budget; and

            (y)   the approval of the Budget.

      5.4 Officers. The Board of Managers shall, in its discretion, appoint one or more executive officers of the Company, including a Chief Executive Officer, Chief Financial Officer, one or more Vice Presidents, Treasurer, Secretary and such other executive officers and agents as the Managers may deem advisable to conduct the day to day operations of the Company. Any such officer shall hold his or her respective office unless and until such officer is removed by the Board of Managers. Prior to December 31 of each year, the Chief Executive Officer or Chief Financial Officer of the Company shall be responsible for submitting a draft of a budget and an operating plan for the forthcoming year which will be subject to the approval of the Board of Managers (such approved budget and operating plan referred to herein as the "Budget").

      5.5 Chief Executive Officer. The Chief Executive Officer shall have responsibility for oversight over the officers of the Company who are responsible for the day to day operations of the Company, and all officers of the Company shall report to the Chief Executive Officer. The Chief Executive Officer shall report regularly to the Board of Managers and formally report on the operations of the Company, not less than once each calendar quarter. Subject to Section 5.3 (Limitations on Authority), the powers of the Chief Executive Officer shall be to oversee the officers of the Company. The day-to-day responsibilities of the Chief Executive Officer include, without limitation, the following:

            (a) to conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefor consistent with law, the Certificate and this Agreement.

            (b) within the limits of the yearly budget, to borrow money and incur indebtedness for the purposes of the Company, to cause to be executed and delivered therefor, in the Company's name, promissory notes, bonds or other evidence of debt in the ordinary course of business;

            (c) to execute and file in the appropriate office(s) any certificates or other documents required by law to effectuate the purposes of this Agreement, including, without limitation those required to comply with the Act;

            (d) sell, dispose, trade, or exchange Company assets in the ordinary course of the Company's business;

            (e) enter into agreements and contracts and to give receipts, releases and discharges in the ordinary course of business;

            (f) execute any and all other instruments and documents which may be necessary or desirable to carry out the intent and purpose of this Agreement;

            (g) within the limits of the Budget, make any and all expenditures necessary or appropriate in connection with the management of the affairs of the Company and the carrying out of its obligations and responsibilities under this Agreement, including, without limitation, all legal, accounting and other related expenses incurred in connection with the organization and financing and operation of the Company;

            (h) invest and reinvest Company reserves in short-term instruments or money market funds; and

            (i) such other responsibilities as may be assigned by the Board of Managers from time to time.

      5.6 Meetings and Actions. The Board of Managers shall meet (i) at least once each fiscal quarter at such time and place as may be agreed on by the Board of Managers, unless such meeting shall be waived by all of the Managers, (ii) at such other times as may be determined by the Board of Managers, or (iii) upon the request of at least two Managers or the Chief Executive Officer. Ten (10) days' prior written notice to all Managers, or shorter notice as may be agreed upon by all of the Managers in writing, shall be given for all meetings. The notice shall provide information as to time, place and agenda of the meeting. Any Manager may waive his or her right to receive any notice required under this Agreement by delivery, before or after any meeting, to the Company of a written waiver of the right to receive such notice. Four (4) Managers shall constitute a quorum at any meeting of the Board of Managers provided that if there are less than [[six (6)]] Managers at any meeting of the Board of Managers only two (2) Managers appointed by FIND/SVP and only two (2) Managers appointed by Empire shall be entitled to vote at such meeting. Each Manager shall have one vote.
Unless otherwise noted herein, majority approval of the Managers will be required for action. Subject to the provisions required or permitted by the Act and this Agreement for notice of meetings, Managers may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other. Such participation in a meeting shall constitute presence in person at such meeting, except where a Manager participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      5.7 Action by Written Consent. Whenever the Managers are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the Managers who hold the voting interests necessary to authorize or take such action at a meeting at which all of the Managers entitled to vote therein were present and voted and shall be delivered to the office of the Company.

      5.8 Committees. The Board of Managers shall designate an Audit Committee and a Compensation Committee, each consisting of an equal number of Managers appointed by each Member. The Board of Managers may also designate such other committees, consisting of an equal number of Managers appointed by each Member, as it deems necessary for the operation of the business of the Company. Any committee, to the extent provided by the Board of Managers, may exercise all the power and authority of the Board of Managers.

      5.9 Non-Exclusive Duty. Each Manager shall devote such time to the business and affairs of the Company as is necessary to carry out his duties set forth herein. The Managers shall not be required to manage the Company as their sole and exclusive function and each may have other business interests and/or engage in any other activity in addition to those related to the Company. Neither the Company nor any Member or Manager shall have any right pursuant to this Agreement to share or participate in such other business interests or activities or to the income or proceeds derived therefrom. No Manager shall incur liability to the Company or any Member solely as a result of engaging in any other business interests or activities.

      5.10 Salaries and Expenses. Unless otherwise agreed by the Board of Managers, none of the Managers, in their capacity as such, shall be entitled to any fees for services rendered for or on behalf of the Company. The compensation of the officers of the Company shall be fixed from time to time by the Compensation Committee of the Board of Managers. The Managers shall be entitled to reimbursement from the Company for reasonable expenses which are allocable to the organization, operation and management of the Company.

      5.11 No Individual Authority. Except as otherwise expressly provided in this Agreement, no Member or Manager acting alone shall have any obligation or authority to act for, or undertake or assume any obligation or responsibility on behalf of, any other Member or the Company.

      5.12 Management Services. (a) FIND/SVP shall contribute to the Company, at FIND/SVP's expense and for no reimbursement, additional compensation or additional Percentage Interest in the Company, personnel who shall render 20 hours per week of managerial services to the Company, and 20 hours per week of infrastructure services to the Company. The number of personnel and the amount of time that particular individuals devote to the Company may vary from week to week, provided that personnel provided by FIND/SVP devote the numbers of hours as aforesaid to the business of the Company. Such personnel may devote portions of their time (not applied to FIND/SVP's obligations to the Company hereunder) to service on behalf of FIND/SVP.

            (b) Empire shall contribute to the Company, at Empire's expense and for no reimbursement, additional compensation or additional Percentage Interest in the Company, personnel who shall render 40 hours per week of managerial services to the Company. The number of personnel and the amount of time that particular individuals devote to the Company may vary from week to week, provided that personnel provided by Empire devote the number of hours as aforesaid to the business of the Company. Such personnel may devote portions of their time (not applied to Empire's obligations to the Company hereunder) to service on behalf of Empire.

                 ARTICLE VI - RIGHTS AND OBLIGATIONS OF MEMBERS

      6.1 Limitation of Liability. Except as provided in this Article, no Member shall have any personal liability for any debts, obligations, losses, costs, expenses or other liabilities of the Company solely by virtue of such Member's being a Member of the Company, or acting as a Manager, employee or agent of the Company. Each Member's liability shall be limited to the fullest extent permitted by applicable law. Notwithstanding the foregoing, each Member shall remain liable to the Company for the payment of its Capital Contribution as a Member.

      6.2   Meetings.

            (a) Generally. Meetings of the Members for any purpose or purposes, unless otherwise prescribed by statute, may be called, from time to time, (i) by a majority of the Managers, or by (ii) any one of the Managers or upon the request of Members holding 40% or more of the Voting Percentage Interests, or by such Member or Members.

            (b) Annual Meeting. An annual meeting of the Members shall be held each year on a date chosen by the Managers. If no meeting has been scheduled and held during the prior twelve (12) months, then the meeting shall be on the first Wednesday of March, or at such other time as shall be determined by a majority vote of the Members, for the purpose of the transaction of such business as may come before the meeting.

      6.3 Place of Meetings. The Members calling the meeting may designate any place as the place of meeting for any meeting of the Members. If no designation is made, or if a meeting be otherwise called, the place of the meeting shall be held at the principal place of business of the Company. Subject to the provisions required or permitted by the Act and this Agreement for notice of meetings, Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other. Participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting, except where a Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any Member may attend and participate in a meeting by use of a conference telephone or similar communications equipment which enables all persons participating in the meeting to hear and be heard at the meeting.

      6.4   Notice of Meetings. Except as provided below, written notice stating
(i) the place, day and hour of the meeting, (ii) that it is being issued by or at the direction of the person or persons calling the meeting, and (iii) the purpose or purposes for which the meeting is called, shall be delivered not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Managers, Members or other person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to have been delivered two
(2) calendar days after being deposited in the United States mail, addressed to the Member at his or her address as it appears on the books of the Company, with postage thereon prepaid. If transmitted by way of facsimile, such notice shall be deemed to be delivered on the date of such facsimile transmission to the facsimile number, if any, for the respective Member which has been supplied by such Member to the Managers and identified as such Member's facsimile number. If all of the Members shall meet at any time and place, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

      6.5 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed, or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

      6.6 Quorum. All Members, present in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at a meeting of Members, a majority-in-interest of the Members represented at such meeting may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Members whose absence results in less than a quorum being present. Members present by telephone shall be deemed present in person for purposes of determining the presence of a quorum.

      6.7 Manner of Acting. If a quorum is present, a vote of a majority of the Percentage Interests shall be the act of the Members, unless the vote of a greater or lesser proportion or number of Members or Percentage Interests is otherwise required by the Act, by the Certificate, or by this Agreement. Each Member shall have a number of votes equal to such Member's Percentage Interest.

      6.8 Action by Members Without a Meeting. Whenever the Members of the Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members who hold the Percentage Interests necessary to authorize or take such action at a meeting at which all of the Members entitled to vote therein were present and voted and shall be delivered to the principal place of business of the Company. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to each Member who has not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting. Such notice shall contain the text of the action taken and the date thereof.

      6.9 Non-Exclusive Duty. Each Member shall devote only such time to the business and affairs of the Company as is necessary to carry out its duties set forth herein. Each Member may have other business interests and/or engage in any other activity in addition to those related to the Company. Neither the Company nor any Member or Manager shall have any right pursuant to this Agreement to share or participate in such other business interests or activities or to the income or proceeds derived therefrom. No Member shall incur liability to the Company or any other Member solely as a result of engaging in any other business interests or activities.


                  ARTICLE VII - INDEMNIFICATION BY THE COMPANY

      7.1 Right of Indemnification. In accordance with Section 18-108 of the Act, the Company shall indemnify and hold harmless any Member, Manager, officer, or Affiliate thereof (individually, in each case, an "Indemnitee") to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities joint or several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities of or relating to the Company, regardless of whether the Indemnitee continues to be a Member, a Manager, an officer or any Affiliate thereof at the time any such liability or expense is paid or incurred; provided, however, that this provision shall not eliminate or limit the liability of an Indemnitee (i) for any breach of the Indemnitee's duty of loyalty to the Company or its Members, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Indemnitee received any improper personal benefit.

      7.2 Advances of Expenses. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section
7.2 shall, from time to time, upon request by the Indemnitee, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined in a judicial proceeding or a binding arbitration that such Indemnitee is not entitled to be indemnified as authorized in this Section 7.2.

      7.3 Other Rights. The indemnification provided hereunder shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Board of Managers as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as a Member, a Manager, an officer or any Affiliate thereof, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

      7.4 Insurance. The Company may purchase and maintain insurance on behalf of the Board of Managers, the Members and such other Persons as the Board of Managers shall determine against any liability that may be asserted against or expense that may be incurred by such Persons in connection with the offering of interests in the Company or the business or activities of the Company, regardless of whether the Company would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

      7.5 Effect of Interest in Transaction. An Indemnitee shall not be denied indemnification in whole or in part under this Article VII or otherwise by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted or not expressly prohibited by the terms of this Agreement.

      7.6 No Third Party Rights. The provisions of this Article VII are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.


                             ARTICLE VIII - DEADLOCK

      8.1 Deadlocks. A "deadlock" shall occur if the Board of Managers casts a tie vote with respect to any of the matters set forth in Section 5.3 (Limitations on Authority).

      8.2 Resolution. If a deadlock occurs, the Company shall submit the matter that was the subject of the tie to the chief executive officers of each of the Members, who shall then make a good faith effort to resolve the dispute within forty five (45) days thereof. If they are unable to resolve the dispute within such time, the matter shall be submitted to binding arbitration in accordance with Section 15.3 hereof.


                              ARTICLE IX - DEFAULTS

      9.1 Defaults. A "Default" shall be deemed to have occurred in the event a Member (a "Defaulting Member") (i) if a Voting Member, fails to make a capital contribution or loan required pursuant to the terms of this Agreement and such failure shall be continuing for twenty (20) days after written notice thereof ("Payment Default"), (ii) ceases conducting its business, files for Bankruptcy or is otherwise Bankrupt, (iii) materially defaults in the performance of its obligations under Sections 5.3 (Limitations on Authority), 10.2 (Sale of Interests to Third Parties), 10.5 (Consent), 11.1 (Confidentiality), 11.2 (Non-Competition), 11.3 (Standstill) and Article XIV (Representations and Warranties; Indemnification by Members) of this Agreement and such default shall be continuing for twenty (20) days after written notice thereof, (iv) materially defaults in the performance of its obligation under its respective License Agreement and such default shall be continuing for twenty (20) days after written notice thereof, (v) commits an act of gross negligence or willful misconduct in connection with the performance of any obligations hereunder, or the willful refusal to perform any of the material obligations required hereunder; (vi) misappropriates for its own use any assets or business opportunities of the Company; (vii) embezzles the Company's funds or property, or commits any act of fraud on the against the Company; or (viii) is convicted of, or enters a plea of no contest to, a felony or misdemeanor or other crime involving fraud or business finance.

      9.2 Remedies. If a Default shall have occurred and is not cured within 20 days thereafter, then the non-defaulting Voting Members will have the right at their respective options, within ninety (90) days after any such non-defaulting Voting Member gives notice of the occurrence of the event of Default to the Defaulting Member and the other Voting Members, if any, to (i) terminate this Agreement and dissolve the Company in accordance with Article XIII hereof (provided that the Percentage Interest of the Defaulting Member is greater than 20% of all Percentage Interests), (ii) purchase the defaulting Member's Percentage Interest on the terms set forth in Section 9.4 below; (iii) in the event of a Payment Default, loan to the Company on behalf of the defaulting Member an amount equal to the capital contribution or loan on behalf of the defaulting Member (a "Default Loan") on the terms set forth in Section
9.3 hereof, or (iv) declare that a Mutual Termination Event has occurred, and the provisions of Section 3.2(c) shall apply and be implemented, (v) take no action at all. If there is more than one non-defaulting Member who is a Voting Member, then all non-defaulting Members shall make the elections by majority vote of their Percentage Interests, and purchases and loans shall be made in proportion to the non-defaulting Voting Members' Voting Percentage Interests.

      9.3 Default Loan. A Default Loan (i) shall have a term of one year, (ii) shall bear interest at the prime rate as announced by Citibank, N.A., plus four (4%) percent age points, (iii) shall mature one year from the making of the Default Loan, (iv) shall be convertible into Percentage Interests at a rate that would result in the Percentage Interest that would have been issued for an Additional Capital Contribution made as of the date of the Default Loan pursuant to Section 3.2(b)(i), and (v) shall be prepaid to the extent and out of any distributions of Net Available Cash made to the Defaulting Member pursuant to
Article IV hereof. The Default Loan shall be evidenced by a promissory note in the form attached hereto as EXHIBIT C. If a Member makes one or more Default Loans which in the aggregate, equal or exceed 100% of the aggregate Capital Contributions then made by each of the Members, the Voting Member making such Default Loans shall automatically be given the right to appoint an additional Manager to the Board of Managers until the earlier of the repayment of the Default Loan in full or the conversion of the Default Loan into Percentage Interests. If the Defaulting Member is a Voting Member, such Defaulting Member agrees to vote its Percentage Interest to elect as a Manager the nominee of the Voting Member who made a Default Loan.

      9.4 Purchase of Interest. (a) In the event a Member elects to purchase the Percentage Interest of a Defaulting Member pursuant to Section 9.2(ii) hereof, it shall have ninety (90) days after becoming aware of the occurrence of the Default to give the Defaulting Member notice thereof ("Purchase Notice"). The purchase price to be paid by the non-defaulting Member for Percentage Interests being sold pursuant to this Section 9.4 shall be paid in cash and shall be the lower of (i) the Stipulated Value, or (ii) the Fair Market Value of the Percentage Interest being acquired (determined pursuant to paragraph (b) below). The purchase price shall be paid in immediately available funds. The purchase and sale of the defaulting Member's Interest under this Section 9.4 (the "Default Closing"), will take place at the offices of the Company or such other location agreed by the Members on a business day designated by the non-defaulting Member, which shall be (x) no more than 30 days after the Fair Market Value of the defaulting Member's Interest has been finally determined, or
(y) if the parties agree not to determine and use the Fair Market Value, such date as the parties shall agree. The transaction at the Default Closing will conform with the terms and conditions set forth in the non-defaulting Member's Purchase Notice. The terms of the FIND/SVP License Agreement and the Empire License Agreement will provide for continued effectiveness for a period of thirty six (36) months following the closing of a sale of an Interest pursuant to this Section 9.4.

            (b) If, as a non-Defaulting Member, Empire elects to (i) sell for its own account, and/or (ii) cause the Company to sell, Percentage Interests of the Company constituting more than 50% of the Percentage Interests, then Empire may elect either (but not both) of the following:

                  (i) if FIND/SVP terminates the FIND/SVP License with respect to the find.com URL, and Empire cannot, as a result thereof, realize as much cash proceeds from the sale of its Percentage Interest that Empire would have received if FIND/SVP had not terminated the FIND/SVP License with respect to the find.com URL, then FIND/SVP shall pay to Empire the difference between cash proceeds realized by Empire in such sale of its Percentage Interest and the cash proceeds that could have been realized if the license with respect to the find.com URL had not been terminated, but not in excess of the maximum of Empire's actual cash contributions to the Company from the date hereof until the date of sale of the Percentage Interest.; or

                  (ii) the Company shall have the right to an exclusive, perpetual, world-wide license to the find.com URL upon payment to FIND/SVP of the sum of $500,000.

Empire shall make such election not later than thirty (30) days after Empire gives notice of Default pursuant to Section 9.1 above, by giving written notice to FIND/SVP setting forth its election, provided that if Empire does not give such notice, none of the provisions of subparagraphs (i) and (ii) above shall apply.

            (c) Unless otherwise mutually agreed to by the Members within thirty (30) days after the giving of the Purchase Notice, "Fair Market Value" shall be determined by an independent nationally recognized investment bank or appraisal firm selected by the non-defaulting Member having no material relationship with the Company or either of the Members, using the following principles of valuation in making its determination: (i) valuing the net assets of the Company (including goodwill) and all other intangible assets on an arm's length basis as between a willing seller and a willing purchaser, and (ii) the Company shall continue as a going concern with its assets and Profits and Losses being valued accordingly. The determination of such investment bank or appraisal firm, as applicable, shall be final and binding on the Members, and the fees and expenses of such bank or firm shall be shared pro rata by the Percentage Interests (including the defaulting Member) of all the Members.

      9.5   Stipulated Percentage Interest and Stipulated Value.

            (a) Stipulated Percentage Interest. Whenever Members make an Additional Capital Contribution pursuant to Section 3.2(b)(i) or (ii), the
Percentage Interest which they shall receive for such Additional Capital Contribution shall be determined by assuming that, immediately prior to the Company's receipt of the Additional Capital Contributions, 100% of the
Percentage Interests have the value that is the highest of the following amounts:

                  (i)   $1,000,000;

                  (ii) The value implied or used in the last prior Capital Contribution to the Company, after giving effect to such prior Capital Contribution;

                  (iii) The  amount  equal  to the  Company's  EBITDA  for the 6 months ending immediately prior to the valuation date, multiplied by 12.0;

                  (iv) The amount equal to the Company's net revenue for the 6 months ending immediately prior to the valuation date, multiplied by 4.0.

The Percentage Interests for the aggregate Additional Capital Contributions then made shall equal (1) the dollar amount of the Additional Capital Contributions then made, divided by (2) (A) the amount of the Additional Capital Contribution, plus (B) the greatest value determined pursuant to clauses (i), (ii), (iii) and
(iv) above. The Percentage Interest determined as aforesaid is herein called the "Stipulated Percentage Interest". The Percentage Interests of all other Members shall be proportionately reduced, so that the aggregate of all Percentage Interests is 100%.

            (b) The "Stipulated Value" of a Percentage Interest to be purchased pursuant to Section 9.4 hereof shall be determined in a manner consistent with the method for determining the Stipulated Percentage Interest set forth in paragraph (a) above, by treating the Percentage Interest to be acquired as the "Stipulated Percentage Interest" and extrapolating the Stipulated Value consistent with the calculations in paragraph
                  (a) above.

            (c) Notwithstanding the foregoing, the equity interests of the parties at the Maturity Date of that certain Promissory Note between FIND/SVP and Empire dated August 11, 2004 shall be as set forth on Exhibit A thereto. Thereafter, any Additional
                  Capital Contributions shall be valued in accordance with Sections 9(a) and 9(b) hereof.

      9.6 Rights and Remedies Cumulative. In case any one or more events of Default shall occur and be continuing, the Members may proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or any other legal or equitable right or remedy. No right or remedy herein conferred upon a Member is intended to be exclusive of any other right or remedy contained herein and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise. No failure or delay on the part of a Member in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Member and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

      9.8 Damages. The Members agree that damages resulting from a Default may be impossible to measure and that the provisions of this Article IX constitute a best estimate of such damages and do not constitute penalties.


              ARTICLE X - TRANSFER OF INTERESTS; ADDITIONAL MEMBERS

      10.1 Restrictions on Transfer of Interests. The Members hereby agree with each other and with the Company that, except as otherwise specifically provided herein, they will not, directly or indirectly, Transfer any Interest of the Company which they presently may own or which they, at any time, may hereafter acquire.

      10.2 Sale of Interests to Third Parties. If any Voting Member ("Offeror") desires to sell any or all of its Interest (the "Offered Interest") to any other Person which is not an Affiliate of the Offeror (the "Proposed Purchaser") in a bona fide transaction, then such Member shall first offer to sell all of the Offered Interest then owned by the Offeror to the other Member(s). The offer shall be at the same price and upon the same terms and conditions (the "Offer Terms") as the Offeror would receive from the Proposed Purchaser. The Offeror shall submit to each other Member a written notice (the "Offer Notice") setting forth such Member's intent to sell, the name of the Proposed Purchaser and the Offer Terms (the "Offer"). The other Member(s) shall have the right to purchase all (but not part) of the Offered Interest, for a period of thirty (30) days (the "Offer Period") after the mailing of the Offer Notice to each other Member. If a Member elects to accept such offer, it shall mail or deliver its acceptance to the Offeror within the Offer Period. If a Member rejects the offer during the Offer Period, the offer shall expire as to such a Member. If any Offered Interest remains available after the above procedure is followed, then the Offeror, subject to Section 10.5 hereof, shall have the right for sixty (60) days following the expiration of the Offer Period to sell or exchange any or all of such Offered Interest only to the Proposed Purchaser. At the end of such [sixty (60)] day period, the Offeror shall notify the other Member in writing of any Offered Interest which it then owns and the percentage of Offered Interest which has been sold to the Proposed Purchaser. All of such Offered Interest then owned by such Offeror shall again become subject to all of the restrictions and provisions of this Agreement. All Percentage Interests purchased by the Proposed Purchaser shall be subject to the restrictions and provisions of this Agreement from the date of purchase. Any purchaser of the Offered Interest must agree to be bound by the terms of this Agreement as a condition to the registration of the transfer of the Interest in the books of the Company.

            (b) As long as no securities of the Company are registered under the Securities Act of 1933, as amended, a Non-voting Member may not sell a Non-voting Percentage Interest to a person other than the Voting Members, except upon a sale pursuant to the tag-along provisions of Section 10.3.. If a Non-voting Member desires to sell all (but not less than all) its Non-voting Interest to the Voting Members, the Non-voting Member shall give notice thereof to all Voting Members, who shall have the right to purchase the Non-voting Percentage Interest in proportion to their respective Voting Percentage Interests, at the price and on the terms as may be determined by agreement between the offering Non-voting Member and all Voting Members.

      10.3 Tag Along Provision. If a Member (other than the Offeror) rejects an Offer and the Offeror secures a Selling Commitment from a Proposed Purchaser based on the Offer Terms the Offeror must immediately thereafter give written notice (the "Selling Notice") to the other Members (the "Recipients") that the Offeror desires to sell such Interest in the Company in accordance with the terms and conditions of the Selling Commitment and this Section 10.3. The Recipient shall thereafter be deemed to have been offered the opportunity to sell its Interest to the Proposed Purchaser along with the Offeror on the Offer Terms. The term "Selling Commitment" means a letter of intent from a Proposed Purchaser to purchase the Offeror's Interest, and if required, the Recipient's Interest for a purchase price (as proportionately adjusted to reflect the acquisition of either the Offeror's or all Members' Interests and expressed as the purchase price for each one (1%) percent of Interests, the "Interests Purchase Price") subject only to (i) customary "due diligence" items and a "due diligence" period not to exceed forty-five (45) days and (ii) a closing on the Selling Commitment to occur not more than ninety (90) days following execution of the Selling Commitment. Upon receipt of the Selling Notice, the Recipient shall be estopped from otherwise transferring its Interest until the Selling Commitment obligations of both Members have been released and relieved as hereinafter provided. On or before the date which is thirty (30) days after delivery of the Selling Notice (the "Decision Date"), the Recipient shall send a notice (the "Election Notice") to the Offeror electing either (i) to sell its Interest in the Company in accordance with the Selling Commitment or (ii) to not sell its Interest. Subject to Section 10.5 hereof, such transfer of the Offeror's Interests shall occur at a closing on the date set for closing in the Selling Commitment. In the event the Recipient elects to sell its Interest in accordance with the Selling Commitment, then the Recipient shall be bound by the terms of the Selling Commitment until the closing or until it is otherwise released.

      10.4 Substitution. A Proposed Purchaser who purchases an Offeror's Interest in the Company in accordance with the terms set forth herein shall succeed to such Offeror's Capital Account and shall be entitled to receive distributions and share in the profits and losses of the Company. In addition, the Proposed Purchaser shall have all rights to elect Managers or otherwise participate in the management and affairs of the Company's business to the same extent and in the same manner as the Offeror. A Proposed Purchaser will only become a substitute Member upon agreeing to be bound by all of the terms and conditions of this Agreement and the Certificate as then in effect.

      10.5 Consent. Notwithstanding the foregoing, prior to the earlier of (i) the 18-month anniversary of the Agreement, or (ii) if annualized net revenue for the 11 months following the date of the Agreement is greater than $1,000,000, the 12-month anniversary of the Agreement, no Member may transfer all or any portion of its interest without the express prior written consent of the non-transferring Members.

      10.6 Legend. The following legend shall be placed on each certificate or other document, if any, evidencing a Percentage Interest:

            The Percentage Interest represented by this Certificate has not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. This Percentage Interest has been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of any effective registration statement for such Percentage Interest under the Securities Act of 1933, as amended, and any applicable state securities laws or an opinion of counsel acceptable to counsel for the Company that registration is not required under such laws. In addition, the sale, transfer, pledge or hypothecation of this Percentage Interest is substantially restricted by the Operating Agreement by and among the Company and its Members, dated April 26, 2004, 2004, a copy of which is on file with the Company at its principal place of business.


                         ARTICLE XI - CERTAIN COVENANTS

      11.1 Confidentiality. The parties understand and agree that in the performance of this Agreement each party may have access to private or Confidential Information of the other party and the Company. Each party agrees that: (i) all Confidential Information shall remain the exclusive property of the owner; (ii) it shall maintain, and shall use prudent methods to cause its employees and agents to maintain, the confidentiality and secrecy of the Confidential Information; (iii) it shall not, and shall use prudent methods to ensure that its employees and agents do not, copy, publish, disclose to others or use (other than pursuant to the terms hereof) the Confidential Information; and (iv) it shall return or destroy all copies of Confidential Information upon request of the other party. Each party shall be permitted to disclose
Confidential Information to the extent required by law or legal process, provided that the disclosing party provides the other party hereto written notice of such disclosure requirement upon receipt thereof. Upon the expiration or termination of this Agreement for any reason, each party, at its expense, shall promptly return to the other all copies of the other party's Confidential Information.

      11.2 Non-Competition. (a) Subject to the limitations set forth in paragraph (b), each Member agrees, on behalf of itself, its subsidiaries and its Affiliates, not to, directly or indirectly, own, manage, operate, consult with or otherwise enter into any business arrangement with or engage in any business substantially similar to or competitive with the Company's business, so long as such party is a Member, and for a period of 12 months thereafter (the "Non-Competition Period"). Each Member further agrees, on behalf of itself, its subsidiaries and its Affiliates, not to, individually or on behalf of any other individual or entity, solicit, encourage or otherwise aid any employee or customer of the Company or any Member, its subsidiaries and Affiliates, or any individual or entity employed by or a customer of the Company or any Member, its subsidiaries and Affiliates, within the last year, to leave the Company or such Member for the purpose of becoming associated with any other person or entity including any business with which such Member intends to be or then is associated for the duration of the Non-Competition Period. Each Member acknowledges that the provisions of this Section 11.2 are fair and reasonable and necessary to protect the good will, business and prospects of the Company and each Member and shall constitute separate and severable undertakings given for the benefit of and may be enforced by the Company and each Member. Notwithstanding the foregoing, nothing herein shall prohibit FIND/SVP or Empire from continuing to engage in the businesses and related activities in which it each is presently engaged.

            (b) Notwithstanding the provisions of paragraph (a) above, the Company terminates its business, the provisions of paragraph (a) above shall no longer be applicable.

      11.3 Standstill. During the term of this Agreement each Member and its respective Affiliates, representatives, employees or agents (collectively, "Agents") agrees that it will not, directly or indirectly, (i) solicit, encourage, negotiate or participate in any proposal (whether solicited or unsolicited) for, or execute any agreement relating to, a sale of all or any part of the Company's or the Members' capital stock, equity interests or assets or a sale of any equity or debt security of the Company or any other Member or any merger, consolidation, recapitalization or similar transaction involving the other with any other party (any of the foregoing is referred to as an "Acquisition Proposal"), or (ii) provide any information regarding the Company or any other Member to any third party for the purpose of soliciting, encouraging or negotiating an Acquisition Proposal (it being understood that nothing contained in clauses (i) or (ii) above shall restrict a Member or any of its Agents from providing information as required by legal process).

      11.4 Blue-Pencilling. In the event that any provision of this Article XI shall be deemed unenforceable, invalid, or overbroad in whole or in part for any reason, then any tribunal, forum or court with jurisdiction over these matters is hereby requested and instructed to reform such provision to provide for the maximum competitive restraints upon a Member's activities (in time, product, and geographic area) which may then be legal and valid, and consent to such reformation is hereby granted.

      11.5  Injunctive  Relief.  Each Member  agrees that any  violation of this
Article XI by a Member is likely to cause irreparable injury to the Company or the other Member for which any remedy at law would be inadequate, and the
Company  and  the  non-breaching   Member  shall  be  entitled  to  preliminary,
permanent, and other injunctive relief against any breach by a Member of the provisions of this Article XI. In the event of a violation of any of the provisions of this Article XI, the period of restriction referred to therein shall be extended to a period of time equal to that period beginning on the date when such violation commenced and ending when the activities constituting that violation shall be finally terminated.

      11.6 Support. Each Member shall use its reasonable best efforts to support and promote the Company.


                    ARTICLE XII - ACCOUNTS; BOOKS AND RECORDS

      12.1 Company Records. The Managers shall maintain and preserve at the Company's registered office, during the term of the Company, and for five (5) years thereafter, all records concerning or affecting the Capital Accounts of the Members and other relevant Company documents, including, without limitation, a copy of the Certificate initially filed with the Delaware Secretary of State, copies of this Agreement, together with any supplements, modifications, or amendments hereto, any prior operating agreements no longer in effect, written agreements by a Member to make a Capital Contribution to the Company, copies of the Company's federal, state and local income tax returns and reports and copies of all financial statements. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the Member's expense.

      12.2 Books of Account. The Board of Managers shall keep, or cause to be kept, accurate, full and complete books and accounts showing assets, liabilities, income, operations, transactions and the financial condition of the Company. Such books and accounts shall be prepared on the accrual basis of accounting. Any Member or its designee shall have access thereto at any reasonable time during regular business hours and shall have the right to copy said records at its expense.

      12.3 Financial Statements and Information. Within sixty (60) days after the end of each quarterly period (the "Fiscal Quarter") of each Fiscal Year, commencing with the first Fiscal Quarter after the date of this Agreement, the Board of Managers shall prepare and submit or cause to be prepared and submitted to the Members an unaudited statement of profit and loss for the Company for such Fiscal Quarter and an unaudited balance sheet of the Company dated as of the end of such Fiscal Quarter, in each case prepared in accordance with federal income tax accounting principles of the Code, consistently applied. Within one hundred twenty (120) days after the end of each Fiscal Year during the term of this Agreement, the Board of Managers shall prepare and submit or cause to be prepared and submitted to the Members (i) and audited balance sheet, together with audited statements of profit and loss, Members' equity and changes in financial position for the Company during such Fiscal Year; (ii) a report of the activities of the Company during the Fiscal Year; (iii) a report summarizing the fees and other remuneration paid by the Company for such Fiscal Year to the Board of Managers and any Affiliate thereof; and (iv) an audited statement showing any amounts distributed to the Members in respect of such Fiscal Year. All such statements and reports shall be prepared in accordance with GAAP and in accordance with the federal income tax basis of accounting. The Board of Managers shall provide to the Members such other reports and information concerning the business and affairs of the Company as may be required by the Act or by any other law or regulation of any regulatory body applicable to the Company. All financial statements prepared pursuant to this Section 12.3 shall present fairly the financial position and operating results of the Company and shall be prepared in accordance with generally accepted accounting principles on the accrual basis for each fiscal year of the Company during the term of this Agreement. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the chief executive officer of the Company and reviewed and approved by the Audit Committee of the Board of Managers.

      12.4 Banking. The Company shall establish one or more general business bank accounts with such bank or banks as may be determined by the chief executive officer of the Company from time to time. All Company receipts (including, without limitation, the capital of the Company and all other monies and instruments for the payment of monies to the Company) shall be deposited into said account or accounts of the Company, and all expenses of the Company shall be paid from said account or accounts.

      12.5 Authorization of Disbursement of Company Funds. Disbursement of the Company funds, in payment of business expenses or otherwise, shall be by appropriate check, on an account of the Company and shall be drawn upon those signatures of the chief executive officer and the chief financial officer of the Company. All drafts, checks or withdrawals of monies from the Company accounts in excess of $5,000.00 shall require the written approval of the Chief Executive Officer prior to such draft, check or withdrawal being delivered or made.


                           ARTICLE XIII - DISSOLUTION

      13.1 Causes of Dissolution. Each Member expressly waives any right which it might otherwise have to dissolve the Company except as set forth in this
Article XIII. The Company shall be dissolved upon the first to occur of the following:

            (a)   The Bankruptcy or dissolution of a Member;

            (b) The approval by all of the Members of the dissolution of the Company;

            (c    ) The election of either  Member to dissolve  the Company,  in the event that the Company, at any such time, has ceased doing any business;

            (d) The occurrence of any other circumstance which, under the Act, would require that the Company be dissolved;

            (e)   December 31, 2079;

            (f) The election by a Member pursuant to Section 9.2 of this Agreement;

            (g) The election by the non-defaulting Members upon the occurrence of a Default; or

            (h) The occurrence of any event that under the Act would cause the dissolution of the Company or make it unlawful for the business of the Company to be continued.

      13.2 Reconstitution. If the Company is dissolved as a result of an event described in Section 13.1, the Company may be reconstituted and its business continued if, within ninety (90) days after the date of dissolution, the reconstitution is approved by a majority in interest the non-defaulting Members. If the Company is reconstituted and its business continued, any departing Member is entitled to receive any distribution to which it was entitled up to the date which caused the dissolution and it shall receive, within a reasonable time after such reconstitution, the Stipulated Value of its Interest as of the date of the dissolution (determined pursuant to Section 9.5), as of the date of dissolution and without giving effect to any additional Capital Contribution made after such date of dissolution.

      13.3  Liquidation.

            (a) Upon the occurrence of any event requiring dissolution as set forth in Section 13.1, if the business of the Company is not otherwise continued as provided herein, the Company shall execute and deliver to the Secretary of State a statement of its intent to dissolve. Upon filing the statement of intent to dissolve, the Company shall cease to carry on its business and shall wind up its affairs and liquidate.

            (b) In the course of the dissolution and winding up the affairs of the Company, the Board of Managers shall cause to be prepared a full and accurate inventory of all of the Company's assets and shall determine its liabilities and income, both gross and net for the purpose of dividing the Profits or Losses and the Net Available Cash of the Company, as applicable. Subject to the provisions of paragraph (c) below, every effort shall be made to sell the assets of the Company for cash so that the distribution may be made to the Members in cash. If the Company's assets or any part of them cannot be reduced to specie within a reasonable time or without reasonable loss, the Members may make such arrangements for the disposition and liquidation of such assets or any part of them, and for the proportionate distribution of said assets or any part of them, or of the resultant proceeds, as will be most propitious, fair and reasonable under the facts and circumstances then present. If the Company's assets include notes secured by mortgages or deeds of trust on properties which the Company has sold, said notes and mortgages or deeds of trust may be distributed in kind to the Members if the Members may legally accept the same, and shall be valued at one hundred percent (100%) of the unpaid principal balance of said notes, plus accrued interest at the time of such distribution. Unless all of the Members otherwise agree in writing, each Member shall receive a proportionate share of each of those assets which are to be distributed in kind.

            (c) Notwithstanding the provisions of paragraph (b) above: (i) the FIND/SVP License shall be terminated, and the Company shall have no further rights or interests in such license; and (ii) the Empire License shall be terminated, and the Company shall have no further rights or interests in such license. Other intellectual property contributed to the Company by a Member shall be returned to such Member and valued for such purposes at its then fair market value as determined by the Company's independent accountants.

            (d) If the Company is dissolved and its affairs are to be wound up, the Managers shall (1) sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Members, by majority vote, may determine to distribute any assets to the Members in-kind), (2) establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such Reserves shall be deemed to be an expense of the Company), (3) discharge all liabilities of the Company (other than liabilities to Members), including all costs relating to the dissolution, winding up, and liquidation and distribution of assets, (4) discharge any liabilities of the Company to the Members other than on account of their Interests in Company capital or profit, provided, however, that the Company shall first repay to Members any loans and advances (plus interest thereon) made to the Company, and (5) distribute the remaining assets in the following order:

                  (i) First, to any Members with positive Capital Accounts in proportion to such Members' Percentage Interests until such Capital Accounts have been reduced to zero;

                  (ii) Any remaining assets of the Company shall be deemed to be cash distributions and shall be distributed among the Members in accordance with the provisions hereof;

            (e) The positive balance of each Member's Capital Account shall be determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs and shall be distributed to the Members either in cash or in-kind, as determined by a majority in Percentage Interests of the Members, with any assets distributed in-kind being valued for this purpose at their fair market value as determined pursuant to Section 13.3. Any such distribution to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

            (f) If any assets of the Company are to be distributed in-kind, the net fair market value of such assets as of the date of dissolution shall be determined by an independent appraiser retained at Company expense or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted to reflect such deemed sale.

            (g) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a negative Capital Account balance (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Members shall have no obligation to make any contribution to the capital of the Company, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.

            (h) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated. The Board of Managers or any liquidator appointed by a court of law or equity shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

      13.4 Return of Contribution Non-Recourse to Other Members. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash or other property contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

                  ARTICLE XIV - REPRESENTATIONS AND WARRANTIES;
                           INDEMNIFICATION BY MEMBERS

      14.1 Representations and Warranties of FIND/SVP. FIND/SVP represents and warrants to the Company and to Empire that (i) FIND/SVP has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully each of its obligations hereunder,
(ii) this Agreement has been duly executed and delivered and constitutes the valid and binding obligation of FIND/SVP enforceable in accordance with its terms, (iii) no approval or consent of any foreign, federal, state, country, local or other governmental or regulatory body, and no approval or consent of any other person is required in connection with the execution and delivery by FIND/SVP of this Agreement, and the consummation and performance by FIND/SVP of the transactions contemplated hereby, and (iv) the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any instrument, contract or other agreement to which FIND/SVP is a party or by or to which it or its assets or properties are bound or subject or any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body.

      14.2 Indemnification by FIND/SVP. FIND/SVP agrees to indemnify and hold harmless the Company and Empire, their managers, directors, officers, employees and agents from and against all claims, damages, losses, liabilities, suits and expenses arising out of or in connection with FIND/SVP' breach of any of the representations, warranties, agreements or obligations made by it hereunder.

      14.3 Representations and Warranties of Empire. Empire represents and warrants to the Company and to FIND/SVP that (i) Empire has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully each of its obligations hereunder,
(ii) this Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Empire enforceable in accordance with its terms,
(iii) no approval or consent of any foreign, federal, state, country, local or other governmental or regulatory body, and no approval or consent of any other person is required in connection with the execution and delivery by Empire of this Agreement, and the consummation and performance by Empire of the transactions contemplated hereby, and (iv) the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any instrument, contract or other agreement to which Empire is a party or by or to which it or its assets or properties are bound or subject or any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body.

      14.4 Indemnification by Empire. Empire agrees to indemnify and hold harmless the Company and FIND/SVP, their managers, directors, officers, employees and agents from and against all claims, damages, losses, liabilities, suits and expenses arising out of or in connection with Empire's breach of any of the representations, warranties, agreements or obligations made by it hereunder.

      14.5 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

            (a) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

            (b) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

            (c) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

            (d) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period,  or if  earlier,  five (5) days  prior  to the  date  that the  judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.


                           ARTICLE XV - MISCELLANEOUS

      15.1 Notices. All notices given pursuant to this Agreement shall be in writing and shall be deemed effective when personally delivered or when placed in the United States mail, registered or certified with return receipt requested. For purposes of notice, the addresses of the Members shall be as indicated in the first paragraph of this Agreement; provided, however, that each Member shall have the right to change its address with notice hereunder to any other location by the giving of thirty (30) days notice to the Company in the manner set forth above.

      15.2 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive federal laws of the United States and the laws of the State of New York, except to the extent that the laws of the State of Delaware exclusively govern the affairs of the Company. Each Member consents to the jurisdiction of the courts of the State of New York and the courts of the United States located in the Southern District of New York, and to venue in New York County, New York.

      15.3 Arbitration. Whenever a provision in this Agreement specifies that an issue, dispute, controversy or claim is to be resolved by arbitration, the arbitration shall be held, except as may otherwise be provided herein, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the parties hereto expressly waive any right to file a lawsuit in any court involving the same issue, dispute, controversy or claim until 30 days after the arbitration award has been issued. Any dispute as to whether an issue is to be resolved by arbitration shall be submitted as part of the arbitration proceeding. As part of the arbitration award, legal costs, attorneys' fees and the fees of expert witnesses may be assessed against any person found to have acted in bad faith. All arbitration proceedings shall be conducted by a panel of three arbitrators located in New York City, New York. The party requesting arbitration shall have the right to select one arbitrator and the person or persons on the other side of the controversy shall select a second arbitrator. The two arbitrators so chosen shall select the third. To be qualified to be selected as an arbitrator, the arbitrator must have knowledge and expertise in the subject matter of the arbitration proceeding.

      15.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Members, and their respective successors and permitted assigns; provided, however, that nothing contained herein shall negate or diminish the restrictions set forth in Article XI.

      15.5 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. The failure by any party to specifically enforce any term or provision hereof or any rights of such party hereunder shall not be construed as the waiver by that party of its rights hereunder. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

      15.6 Entire Agreement. This Agreement contains the entire agreement among the Company and the Members relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated.

      15.7 Amendments. This Agreement may be amended or modified by the approval of the Members.

      15.8  Severability.   This  Agreement  is  intended  to  be  performed  in
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the Members as expressed herein, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

      15.9 Gender and Number. Whenever required by the context, as used in this Agreement, the singular number shall include the plural and the neuter shall include the masculine or feminine gender, and vice versa.

      15.10 Exhibits and Schedules. Each Exhibit and Schedule to this Agreement is incorporated herein for all purposes.

      15.11 Additional Documents. Each Member agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

      15.12 Section Headings. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any section.

      15.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute but one document.

      15.14 No Third-Party Beneficiaries. The provisions of this Agreement are for the benefit of the Members and, to the extent provided in Article VII, the Indemnitees as provided therein, and nothing herein is for the benefit of any other person. Without limiting the generality of the foregoing, no creditor of the Company shall have the right, in the name of the Company or otherwise, to seek enforcement of any obligation of any Member or other person to make an Capital Contribution to the Company.

                            [SIGNATURE PAGE FOLLOWS:]

      IN WITNESS WHEREOF, the Company and Members have executed this Agreement as of the date first above written.

FIND.COM, LLC, a Delaware limited               FIND/SVP, INC., a New York
liability company                               corporation


By: /s/ Chris Travers                           By: /s/ Peter Stone
  -------------------------------                 ------------------------------
  Name:  Chris Travers                            Name:  Peter Stone
  Title: CEO                                      Title: CFO

By: /s/ Peter Stone
  -------------------------------
  Name:  Peter Stone
  Title: VP


TRIPLEHOP TECHNOLOGIES, INC, a                  EMPIRE MEDIA, LLC, a Delaware
Delaware corporation                            limited liability company


By: /s/ Mathias Turck                           By: /s/ Chris Travers
  -------------------------------                 ------------------------------
  Name:  Mathias Turck                            Name:  Chris Travers
  Title: President & COO                          Title: CEO

                                    EXHIBIT A


                CERTIFICATE OF FORMATION OF THE COMPANY, AS FILED
                                [TO BE ATTACHED]

204997.3
                                    EXHIBIT B

                 PERCENTAGE INTERESTS AND CAPITAL CONTRIBUTIONS


FIND/SVP, Inc.:

      Cash:  $50,000
      The FIND/SVP License
            Percentage Interest (Voting)                                 47.5%

Empire Media, LLC:

      Cash:  $100,000
      The Empire License
            Percentage Interest (Voting)                                 47.5%

TripleHop Technologies, Inc.

      The TripleHop License
            Percentage Interest (Non-voting)                             5.0%
                                                                        -----
                  Total Percentage Interests:                           100.0%
                                                                        =====

                EXHIBIT C - FORM OF NOTE EVIDENCING DEFAULT LOAN



NEITHER THIS NOTE NOR THE LIMITED LIABILITY COMPANY INTERESTS ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. IN ADDITION, THIS NOTE IS NOT TRANSFERABLE OR ASSIGNABLE.


                                 PROMISSORY NOTE

Principal Amount:____________                             Issue Date:___________

Name and Address of Payee:
_________________________________
_________________________________
_________________________________
_________________________________
_________________________________
_________________________________


      FOR VALUE RECEIVED, the undersigned, FIND.COM, LLC, a Delaware limited liability company (the "Maker"), hereby unconditionally promises to pay to the order of the payee named above (the "Payee"), without setoff, at the Payee's address set forth above or at such other place as the Payee may from time to time designate, in lawful money of the United States of America and in immediately available funds, the principal amount set forth above (the "Principal Amount") at the Maturity Date (as defined below). Except as hereinafter provided, interest shall be in arrears in full at the Maturity Date.

      1. MATURITY DATE. The Principal Amount shall be due in full one year after the Issue Date (the "Maturity Date"). Notwithstanding the foregoing, interest and principal on this Note shall be prepaid in accordance with the provisions of Section 9.3(v) of the Operating Agreement of the Maker, or any successor provision thereof, as the same may be amended from time to time hereafter. Such payments, if any, shall be applied first to the payment of accrued interest and then to the reduction of principal.

      2.    PAYMENT OF INTEREST.

            a. This Note shall bear interest from Issue Date to the Maturity Date, and thereafter until the Principal Amount is paid in full, on the unpaid Principal Amount. Interest shall be calculated on the basis of actual days elapsed over a 360-day year. Interest on this Note shall be payable in full on the Maturity Date.

            b. Interest shall accrue at a rate which equals the announced prime rate of Citibank, N.A., plus 4 percentage points, which shall be adjusted monthly as of the end of each calendar month ("Interest Rate").

            c. Notwithstanding any provision hereof, the Payee does not intend to charge and shall not charge, and the Maker shall not be required to pay, any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of New York, or other applicable jurisdictions; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to the Maker or credited against principal, at the option of the Payee.

      3.    WAIVERS, CONSENTS AND COVENANTS. Maker hereby:

            a. waives presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to Maker in connection with the delivery, acceptance, performance, default or enforcement of this Note;

            b. consents to all delays, extensions, renewals or other modifications of this Note , or waivers of any term hereof, or release, discharge, substitution or exchange of any security for the payment hereof, or the failure to act on the part of the Payee or any indulgence shown by the Payee (without notice to or further assent from the Maker, and agrees that no such action, failure to act or failure to exercise any right or remedy by the Payee shall in any way affect or impair the obligations of Maker or be construed as a waiver by the Payee of, or otherwise affect, any of the Payee's rights under this Note;

            c. agrees to pay, on demand, all costs and expenses of enforcement of collection of this Note and/or the enforcement of the Payee's other rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorneys' fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding; and

            d.    waives  the  right  to  interpose  any  defense,   set-off  or
counterclaim of any nature or description.

      4. DEFAULT. Upon the occurrence of any one or more of the Events of Default (as defined below), all amounts then remaining unpaid on this Note may be declared to be or may automatically become immediately due and payable. For purposes hereof, "Event of Default" means and includes each of the following:

            a. the failure of the Maker to pay the Principal Amount or interest on the Maturity Date:

            b. the default of the Maker or the failure of the Maker to perform or observe any covenant contained in this Note which has not been cured by Maker within thirty (30) days after notice from the Payee of such event (other than with respect to payment of the Principal Amount or interest).

            c. the filing of a petition by or against the Maker seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States or any state;

            d. the entry of a judgment against the Maker which the Payee deems to be of a material nature, in such Payee's sole discretion.

      5. CONVERSION; VOTING RIGHTS. At the election of the Payee, this Note may be converted, in whole or in part, into a Percentage Interest in the Maker at a rate that would result in the Percentage Interest that would have been issued for an Additional Capital Contribution made as of the date of this Note pursuant to Section 3.2(b)(i), subject to adjustment for all events subsequent to the Issue Date which would have increased or decreased the Percentage Interest that would have been acquired if the Additional Capital Contribution had been made as of Issue Date of this Note. If the aggregate amount of this Note and any other notes held by the Payee hereof, equals or exceeds 100% of the aggregate Capital Contributions then made by each of the Members, the Payee shall have the right to appoint an additional Manager to the Board of Managers of the Maker until the earlier of (i) the repayment of this Note and all other notes evidencing Default Loans, or (ii) the conversion of this Note and all other notes evidencing Default Loans into Percentage Interests in the Maker.

      6.    MISCELLANEOUS PROVISIONS.

            a. Non-Waiver. The failure at any time of the Payee to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of the Payee shall be cumulative and may be pursued singly, successively or together, at the option of the Payee. The acceptance by the Payee of any partial payment shall not constitute a waiver of any default or of any of the Payee's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by the Payee unless the same shall be in writing, duly signed on behalf of the Payee; and each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Payee in any other respect at any other time.

            b. Applicable Law, Venue and Jurisdiction; Service of Process. This Note shall be governed by, and construed in accordance with, the law of the State of New York. The Maker hereby irrevocably consents to the jurisdiction of the Courts of the State of New York and of any Federal Court located in New York City, New York, in connection with any action or proceeding arising out of or relating to the Note. In any such litigation the Maker waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Maker at its address set forth herein.

            c. Binding Effect. This Note shall be binding upon and inure to the benefit of Maker and the Payee and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of the Maker hereunder can be assigned without prior written consent of the Payee.

            d.    Controlling Document.  This Note is issued pursuant to Section
9.3 of the Operating Agreement of the Maker and evidences a Default Loan (as defined in the Operating Agreement). This Note shall be construed in a manner consistent with the provisions of Section 9.3 of the Operating Agreement.

            e. Waiver of Jury Trial. The Maker hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of the Note, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between the Maker and the Payee; and the Maker hereby waive the right to interpose any setoff or non-compulsory counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the Maker has set his hand to this Promissory Note on the Issue Date set forth above.


                                                FIND.COM, LLC, a Delaware
                                                limited liability company

                                                By:_____________________________
                                                   Name:
                                                   Title: